                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549




--------------------------------------------------------------------------------



                                   FORM 8-K/A
                                (Amendment No. 1)

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported) November 12, 1997


                           MONARCH DENTAL CORPORATION

               (Exact Name of Registrant as Specified in Charter)



     Delaware                     0-22835                  51-0363560
--------------------------------------------------------------------------------
   (State or Other               (Commission              (IRS Employer
    Jurisdiction                 File Number)           Identification No.)
   of Incorporation)


             4201 Spring Valley Road, Suite 320, Dallas, Texas 75244
--------------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)



        Registrant's telephone number, including area code (972) 702-7446


                                       N/A
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 2.     Acquisition or Disposition of Assets.

         On November 12, 1997, Monarch Dental Corporation (the "Company") closed the acquisition of Press Family Dental Health Centers ("Press"), a San Antonio, Texas based dental practice, which operates 3 dental offices with 13 dentists. The acquisition was effective as of November 3, 1997.

         In the acquisition, the Company paid approximately $6.6 million in cash and issued 179,736 shares of the Company's common stock, par value $.01 per share. The Company borrowed the cash portion of the purchase price under its secured credit facility with a bank syndicate.

         In connection with the acquisition, the former shareholders have signed non-competition agreements with the Company for two years from the date of the acquisition.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

            (a)   Financial Statements of Business Acquired.

                    Audited Combined Financial Statements of Press Family Dental Health Centers.

                      (1) Report of Arthur Andersen LLP, Independent Public
                          Accountants.

                      (2) Combined Balance Sheet as of October 31, 1997.

                      (3) Combined Statement of Operations for the Ten Month
                          Period Ended October 31, 1997.

                      (4) Combined Statement of Stockholders' Equity for the Ten
                          Month Period Ended October 31, 1997.

                      (5) Combined Statement of Cash Flows for the Ten Month
                          Period Ended October 31, 1997.

                      (6) Notes to Combined Financial Statements.


            (b)   Pro Forma Financial Information.

                      (1) Monarch Dental Corporation Pro Forma Consolidated
                          Statement of Income (Unaudited) for the Ten Month Period Ended October 31, 1997.

                      (2) Notes to Pro Forma Consolidated Statement of Income

                      (3) Monarch Dental Corporation Pro Forma Condensed
                          Consolidated Balance Sheet (Unaudited) as of
                          October 31, 1997.

                      (4) Notes to Pro Forma Condensed Consolidated Balance
                          Sheet.

            (c)   Exhibits

                  2.1 Asset Purchase Agreement, dated November 12, 1997, among Monarch Dental (Press) Associates, L.P., VP Interests, L.P., Victor Press, B.D.S., P.C., VP Investments, Inc., Victor Press, Roger Obregon, Edgardo A. Gonzalez, Jeffrey J. Jacobs, Campbell R. Janse, Nick M. Higgins, Frank B. Lewis and Bruce M. Kral. *

                  *  Previously filed

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Stockholders of
Press Family Dental:

         We have audited the accompanying combined balance sheet of Press Family Dental (a Texas corporation) as of October 31, 1997, and the related combined statements of operations, stockholders' equity, and cash flows for the ten month period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Press Family Dental as of October 31, 1997, and the results of their operations and their cash flows for the ten month period then ended in conformity with generally accepted accounting principles.


                               ARTHUR ANDERSEN LLP


Dallas, Texas,
December 5, 1997

                               PRESS FAMILY DENTAL

                             COMBINED BALANCE SHEET

                             AS OF OCTOBER 31, 1997

                                     ASSETS


Current assets:
Cash and cash equivalents                                             $  521,134
     Accounts receivable - net of allowance of $93,612                   461,796
                                                                      ----------
           Total current assets                                          982,930
Property and equipment, net                                               96,616
Other assets                                                              12,638
                                                                      ----------
           Total assets                                               $1,092,184
                                                                      ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable                                                 $  272,669
     Accrued payroll                                                     156,839
     Accrued liabilities                                                  53,539
     Current maturities of notes payable                                  18,052
                                                                      ----------
           Total current liabilities                                     501,099
Notes payable                                                             19,375
                                                                      ----------
           Total liabilities                                             520,474
Stockholders' equity                                                     571,710
                                                                      ----------
           Total liabilities and stockholders' equity                 $1,092,184
                                                                      ==========

     The accompanying notes are an integral part of this combined financial statement.

                               PRESS FAMILY DENTAL

                        COMBINED STATEMENT OF OPERATIONS

                 FOR THE TEN MONTH PERIOD ENDED OCTOBER 31, 1997


Dental group practices revenue, net                                   $5,549,009

Operating expenses:
      Salaries and benefits                                            3,287,100
      Dental supplies                                                    519,736
      Laboratory fees                                                    282,760
      Occupancy                                                          247,599
      Advertising                                                        112,634
      Depreciation and amortization                                       39,420
      General and administrative                                         574,022
                                                                      ----------
                                                                       5,063,271
                                                                      ----------
Net income                                                            $  485,738
                                                                      ==========

The accompanying notes are an integral part of this combined financial statement.

                               PRESS FAMILY DENTAL

                   COMBINED STATEMENT OF STOCKHOLDERS' EQUITY

                 FOR THE TEN MONTH PERIOD ENDED OCTOBER 31, 1997


BALANCE, December 31, 1996                                           $  185,972
Net income                                                              485,738
Distributions to stockholders                                          (100,000)
                                                                     ----------
BALANCE, October 31, 1997                                            $  571,710
                                                                     ==========


       The accompanying notes are an integral part of this combined financial statement.

                               PRESS FAMILY DENTAL

                        COMBINED STATEMENT OF CASH FLOWS

                 FOR THE TEN MONTH PERIOD ENDED OCTOBER 31, 1997


CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                                       $  485,738
    Adjustments to reconcile net income to net cash provided by operating activities -
       Depreciation and amortization                                     39,420
       Changes in assets and liabilities -
           Accounts receivable, net                                    (187,158)
           Other assets                                                   5,251
           Accrued expenses and other current liabilities               161,981
                                                                     ----------
              Net cash provided by operating activities                 505,232
                                                                     ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases of property and equipment, net                            (23,470)
                                                                     ----------
              Net cash used in investing activities                     (23,470)
                                                                     ----------
CASH FLOWS FROM FINANCING ACTIVITIES
    Payments on long-term debt
                                                                        (13,994)
    Distributions to stockholders
                                                                       (100,000)
                                                                     ----------
              Net cash used in financing activities                    (113,994)
                                                                     ----------
NET INCREASE IN CASH                                                    367,768
CASH, beginning of period                                               153,366
                                                                     ----------
CASH, end of period                                                  $  521,134
                                                                     ==========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
    Cash paid during the year for interest                           $    3,308
                                                                     ==========

       The accompanying notes are an integral part of this combined financial statement.

                               PRESS FAMILY DENTAL

                          NOTES TO FINANCIAL STATEMENTS
                                OCTOBER 31, 1997

1.   DESCRIPTION OF BUSINESS:

     Press Family Dental (the "Company") is a Texas-based corporation. The combined operations of the Company include management and dental services. The Company's operations are located throughout San Antonio, representing a total of three dental offices. All significant intercompany transactions have been eliminated in the accompanying financial statements.

2.   SIGNIFICANT ACCOUNTING POLICIES:

       Basis of Presentation

         The accompanying financial statements have been prepared on the accrual basis of accounting.

       Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       Concentration of Credit Risk

         The Company grants credit without collateral to its patients, most of whom are local residents and are insured under third-party payor agreements. Management does not believe these receivables represent any concentrated credit risk. Furthermore, management continually monitors and adjusts its reserves and allowances associated with these receivables.

       Property and Equipment

         Property and equipment are stated at cost, net of accumulated depreciation and amortization. Property and equipment are depreciated using the straight-line method over the following useful lives:

                                                                   YEARS
                                                                   -----
        Furniture, fixtures, and equipment.......................  5 - 7
        Leasehold improvements...................................   40

       Revenue Recognition

         Revenue is recorded at estimated net amounts to be received from third-party payors and patients for services rendered, net of contractual and other adjustments. Premiums received from third-party payors under dental plans are due monthly and are recognized as revenue during the period in which the services are provided to the members.

       S Corporation - Income Tax Status

         The Company, with the consent of its stockholders, has elected to be taxed as an S corporation under the Internal Revenue Code. In lieu of corporation income taxes, the stockholders of an S corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal income taxes has been included in the accompanying combined financial statements.

3.   PROPERTY AND EQUIPMENT:

     Property and equipment consists of the following as of October 31, 1997:


Furniture, fixtures, and equipment ..........................         $ 619,328
Leasehold improvements ......................................           144,576
                                                                      ---------
                                                                        763,904
Less - Accumulated depreciation and amortization ............          (667,288)
                                                                      ---------
Property and equipment, net .................................         $  96,616
                                                                      =========

4.   NOTE PAYABLE:

Note payable consists of the following as of October 31, 1997:

   Note payable to bank, with interest due monthly at a
      rate of 8.75%, due October 1999, secured by
      various assets of the Company .........................         $  37,427
   Less - Current maturities ................................           (18,052)
                                                                      ---------
   Note payable .............................................         $  19,375
                                                                      =========

The maturities of note payable at October 31, 1997 are as follows:

   1998 .....................................................         $  18,052
   1999 .....................................................            19,375
                                                                      ---------
   Total ....................................................         $  37,427
                                                                      =========

5.   COMMITMENTS AND CONTINGENCIES:

     Operating Leases

         The Company has operating leases for all of its facilities including the dental offices and the business office, extending through 2000. Rent expense totaled approximately $248,000 for the ten month period ended October 31, 1997.

         Future minimum lease commitments under noncancelable operating leases with remaining terms of one or more years are as follows as of October 31, 1997:


1998 ........................................................         $ 277,980
1999 ........................................................           184,740
2000 ........................................................            90,000
                                                                      ---------
Total minimum lease obligations .............................         $ 552,720
                                                                      =========

     Litigation, Claims, and Assessments

         The Company is engaged in various legal proceedings incidental to their normal business activities. Management of the Company does not believe the resolution of such matters will have a material adverse effect on the Company's financial position, future results of operations, and liquidity.

6.   RELATED-PARTY TRANSACTIONS:

     The Company leases two dental office facilities, one of which includes the administrative office, from a related entity owned by its stockholders. The Company pays monthly rental amounts to related parties and has commitments through 2000 which require future payments to the owners. Rent expense paid to stockholders totaled approximately $160,000 for the ten month period ended October 31, 1997.

7.   DISCLOSURES ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS:

     Statement of Financial Accounting Standard No. 107, "Disclosures About Fair Value of Financial Instruments," requires disclosure about the fair value of financial instruments. Carrying amounts for all financial instruments approximate fair value as of October 31, 1997.

8.   SUBSEQUENT EVENT:

     On November 12, 1997, the Company was acquired by Monarch Dental Corporation in an asset purchase transaction.

                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

         The pro forma consolidated statement of income for the ten month period ended October 31, 1997 gives effect to the 1997 acquisition of Press Family Dental as if such transaction had been completed on January 1, 1997. The pro forma consolidated balance sheet reflects the acquisition of Press Family Dental as if such transaction had occurred on January 1, 1997. The pro forma consolidated financial information is based on the consolidated financial statements of the Company, giving effect to the assumptions and adjustments in the accompanying notes to the pro forma consolidated financial information. Although such information is based on preliminary allocation of the purchase price of the acquisition of Press Family Dental, the Company does not expect that the final allocation of the purchase price will be materially different from such preliminary allocation.

         The pro forma consolidated financial information has been prepared by management based on the historical financial statements of the Company and Press Family Dental as of and for the ten month period ended October 31, 1997, adjusted where necessary to reflect the acquisition and related operations as if a management agreement had been in effect during the entire period presented. This pro forma consolidated financial information is presented for illustrative purposes and it does not purport to represent what the consolidated results of operations or financial condition of the Company for the period or at the date presented would have been had such transaction been consummated as of such date and is not indicative of the results that may be obtained in the future.

                           MONARCH DENTAL CORPORATION

                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                 FOR THE TEN MONTH PERIOD ENDED OCTOBER 31, 1997
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                                   Press Family     Acquisition          Pro forma
                                                                 Historical           Dental(a)     Adjustments         as adjusted
                                                                ------------       ------------     ------------        -----------
Dental group practices revenue, net                               $ 54,493          $  5,549          $   --               $ 60,042
Less: amounts retained by dental group
      practices                                                     18,328              --               1,316(b)            19,644
                                                                  --------          --------          --------             --------
Net revenue                                                         36,165             5,549            (1,316)              40,398
Operating expenses:
      Clinical salaries and benefits                                 9,595             3,287            (1,720)(b)           11,162
      Other salaries and benefits                                    5,266              --                --                  5,266
      Dental supplies                                                3,414               520              --                  3,934
      Laboratory fees                                                2,247               283              --                  2,530
      Occupancy                                                      2,975               247                (4)(c)            3,218
      Advertising                                                    1,401               113              --                  1,514
      Depreciation and amortization                                  2,228                39               293(d)             2,560
      General and administrative                                     5,173               574              --                  5,747
                                                                  --------          --------          --------             --------
                                                                    32,299             5,063            (1,431)              35,931
                                                                  --------          --------          --------             --------
Operating income                                                     3,866               486               115                4,467
Interest expense, net                                                1,383              --                 503(e)             1,886
Minority interest in combined subsidiaries                             (37)             --                --                    (37)
                                                                  --------          --------          --------             --------
Income before income taxes and
      extraordinary item                                             2,446               486              (388)               2,544
Income taxes                                                           947              --                  38(f)               985
                                                                  --------          --------          --------             --------
Income before extraordinary item                                     1,499               486              (426)               1,559
Extraordinary loss, net of applicable
      tax benefit of $167                                             (264)             --                --                   (264)
                                                                  --------          --------          --------             --------
Net Income                                                        $  1,235          $    486          $   (426)            $  1,295
                                                                  ========          ========          ========             ========
Income per common share:
      Income before extraordinary item                            $   0.19                                                 $   0.19
      Extraordinary item                                             (0.04)                                                   (0.03)
                                                                  --------                                                 --------
Net income per common share                                       $   0.15                                                 $   0.16
                                                                  ========                                                 ========
Weighted average number of common and
      common equivalent shares outstanding                           7,974                                                    8,154


NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF INCOME

         Dental Group Practices Revenue, Net. Dental group practices revenue, net represents the revenue of the dental facilities (each, a "Dental Office" and collectively, the "Dental Offices") reported at the estimated realizable amounts from third-party payors and patients for services rendered.

         Net Revenue. Net revenue in the accompanying pro forma consolidated statement of income represents revenue from Dental Offices less amounts retained by the dental group practices. The amounts retained by dental group practices represent amounts paid by (i) the dental professional corporations (the "P.C.s") as salary, benefits and other payments to employed dentists and hygienists and contracted specialists and (ii) the Company as salary, benefits and other payments to employed dentists and hygienists and contracted specialists in states in which ownership of dental practices by the Company is permitted. Under the Management Agreements, the Company assumes responsibility for the management of all aspects of the dental group practices' business other than the provision of dental services. The Company's net revenue is dependent on the revenue of the dental group practices.

         Pro Forma Consolidated Statement of Income. The adjustments reflected in the pro forma consolidated statement of income for the ten months ended October 31, 1997 are as follows:

         (a) The Press Family Dental column presents the historical revenue and expenses of Press Family Dental for the ten month period ended October 31, 1997.

         (b) To reflect the impact of applying (i) the provisions of the Management Agreement and (ii) adjustments in compensation expense principally affecting the owners of the acquired dental group practice pursuant to the provisions of employment agreements entered into at the time of acquisition to the historical dental group revenue of the dental practice, as if the Management Agreement and employment agreements were in place at January 1, 1997.

         (c) To reflect rent expense for two Dental Offices based on new lease agreements as if agreements were in place at January 1, 1997.

         (d) To increase amortization expense for the intangible assets based upon the Company's allocation of purchase price as if the acquisition was completed on January 1, 1997. The intangible assets related to Press Family Dental total approximately $8.8 million at October 31, 1997 and are being amortized over a period of 25 years.

         (e) To reflect interest expense at a rate of 8.75% on a $6.9 million note payable assumed in connection with the acquisition as if the note was assumed at January 1, 1997.

         (f) To reflect the estimated income tax effects at an estimated effective rate of approximately 38.7%.

                           MONARCH DENTAL CORPORATION
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                OCTOBER 31, 1997
                                   (UNAUDITED)
                                 (IN THOUSANDS)


                                                                         Press Family       Acquisition            Pro forma
                                                           Historical     Dental(a)         Adjustments           as adjusted
                                                          ------------   ------------      ---------------       --------------

                                                               ASSETS
 Current assets:
    Cash and cash equivalents                                $  3,346     $    521         $     6,900 (b)          $  4,148
                                                                   --           --              (6,619)(c)
    Accounts receivable, net                                    4,556          462                                     5,018
    Other current assets                                          222           --                  --                   222
                                                             --------     --------         -----------              --------
         Total current assets                                   8,124          983                 281                 9,388
 Property and equipment, net                                    7,120           97                  --                 7,217
 Intangible assets, net                                        33,766           --               8,789 (d)            42,555
 Other assets                                                     236           12                  --                   248
                                                             --------     --------         -----------              --------
        Total assets                                         $ 49,246     $  1,092         $     9,070              $ 59,408
                                                             ========     ========         ===========              ========

                                         LIABILITIES AND STOCKHOLDERS' EQUITY
 Current liabilities
    Accounts payable                                         $  3,241     $    273         $        --              $  3,514
    Accrued payroll                                             1,612          157                  --                 1,769
    Accrued liabilities                                         1,140           53                  --                 1,193
    Federal income tax payable                                    660           --                  --                   660
    Current maturities of notes payable
         and capital lease obligations                            353           18                  --                   371
                                                             --------     --------                                  --------
         Total current liabilities                              7,006          501                  --                 7,507

 Notes payable                                                    789           19               6,900 (b)             7,808
                                                                   --           --                 100 (c)

 Other liabilities                                              2,939           --                  --                 2,939
                                                             --------     --------         -----------              --------
         Total liabilities                                     10,734          520               7,000                18,254
Minority interest in combined subsidiaries                        159           --                  --                   159
Total stockholders' equity                                     38,353          572                (572)(e)            40,995
                                                                   --           --               2,642 (c)
                                                             --------     --------         -----------              --------
        Total liabilities and stockholders' equity           $ 49,246     $  1,092         $     9,070              $ 59,408
                                                             ========     ========         ===========              ========


NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

         The adjustments reflected in the pro forma consolidated balance sheet are as follows:

         (a) To record the historical basis of the assets acquired and liabilities assumed by the Company in connection with the Press Family Dental acquisition. This acquisition has been accounted for using the purchase method of accounting and, accordingly, the purchase price has been allocated to the assets acquired and liabilities assumed based on the estimated fair values as of October 31, 1997. In addition to the issuance of Common Stock, the Company paid approximately $6.6 million in cash in connection with the Press Family Dental acquisition. The pro forma purchase accounting adjustments are recorded under the Acquisition Adjustments column.

         The following methods and assumptions were used to estimate fair value:

                  Cash and cash equivalents - The historical carrying amount approximated fair value.

                  Property and equipment, net - The Company performed an asset-by-asset review and determined that the historical carrying amount approximated fair value.

                  Intangible assets - In connection with the allocation of the purchase price to intangible assets, the Company analyzed the nature of the dental group practice with which a Management Agreement was entered into, including the number of dentists in the dental group practice, number of dental offices and ability to recruit additional dentists, the dental group practice's relative market position, the length of time the dental group practice had been in existence, and the term and enforceability of the Management Agreement. The Management Agreement is for a term of 40 years and cannot be terminated by the relevant P.C. without cause, consisting primarily of bankruptcy or material default.

                  The company believes that there is no material value allocable to the employment and noncompete agreements entered into between the P.C. and the individual dentists, since the primary economic beneficiaries of these agreements is the P.C., which is an entity that the Company does not legally control. The Company believes that the dental group practices operated by the P.C.s with which it has Management Agreements are long-lived entities with an indeterminable life and that the dentists, customer demographics and various contracts will be continuously replaced. The amounts allocated to the Management Agreements, together with recorded goodwill amounts, are being amortized over a composite life of 25 years.

                  The Emerging Issues Task Force of the Financial Accounting Standards Board is currently evaluating certain matters relating to the physician practice management industry, which the Company expects to include a review of the consolidation of professional corporation revenues and the accounting for business combinations. The Company is unable to predict the impact, if any, that this review may have on the Company's acquisition strategy, allocation of purchase price related to acquisitions and amortization life assigned to intangible assets.

                  Liabilities assumed - Given the short-term nature of the liabilities assumed, the historical carrying amount approximated their fair value.

         (b) To record notes payable assumed in connection with the acquisition.

         (c) To record the Common Stock issued, notes payable assumed and cash paid in exchange for the assets acquired and liabilities assumed.

         (d) To adjust to fair market value the assets acquired and liabilities assumed and to eliminate assets not acquired and liabilities not assumed by the Company as defined in the purchase agreement.

         (e) To eliminate the owner's equity in connection with the purchase accounting for the acquisition.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  Monarch Dental Corporation
                                         (Registrant)


Date: January 26, 1998            By: /s/ Steven G. Peterson
                                      ----------------------
                                      Name: Steven G. Peterson
                                      Title: Chief Financial Officer

                                  EXHIBIT INDEX




Exhibit Index          Description
-------------          ---------------------------------------------------------
      2.1                  Asset Purchase Agreement, dated November 12,
                           1997, among Monarch Dental (Press) Associates, L.P., VP Interests, L.P., Victor Press, B.D.S., P.C., VP Investments, Inc., Victor Press, Roger Obregon, Edgardo A. Gonzalez, Jeffrey J. Jacobs, Campbell R. Janse, Nick M. Higgins, Frank B. Lewis and Bruce M. Kral. *


                           * Previously filed